EXHIBIT 10.4

PROMISSORY NOTE

$___________________	_______ __, 2008

FOR VALUE RECEIVED, ASIA SPECIAL SITUATION ACQUISITION CORP., a Cayman Island corporation (the "Maker"), having an office c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, does hereby promise to CHINA TEL GROUP, INC., a Nevada corporation (the “Payee”) having an office at 8105 Irvine Center Drive, Suite 800, Irvine, CA 92618, or at such other place as Payee may designate in writing, in lawful money of the United States of America, the principal sum of _________________________________________________________ Dollars ($___________) under this promissory note (the “Note”) in accordance with the following terms:

   1.           Interest.  This Note shall not bear interest.

2.           Maturity Date.  The entire outstanding principal amount of this Note shall be due and payable on March 31, 2009  (the "Maturity Date"), subject to mandatory prepayment of this Note as set forth herein.

3.           No Guarantees of Payment.  Nothing contained in this Note or any other agreement or instrument shall be deemed or construed to constitute a guaranty or undertaking by the Maker or any officer, director, shareholder, employee, agent or consultant of the Maker, or any other person, of any of the obligations of the Maker under this Note; it being understood and agreed by the Payee that, absent the receipt by the Maker of funds from the issuance and sale of its securities or the exercise of outstanding ASSAC warrants on or prior to the Maturity Date, the Maker will not have any funds or financial resources to pay all or any portion of its obligations under this Note on the Maturity Date or otherwise.

4.           No Personal Liability; Non-Recourse Obligation.  The Payee hereby acknowledges and agrees that the sole source for payment of the outstanding principal amount of this Note shall be the proceeds from the issuance and sale of securities of the Maker or the foreclosure and transfer to the Payee of the “Pledged Securities” (as that term is defined in the Pledge Agreement). Accordingly, and notwithstanding anything to the contrary, express or implied, contained in this Note or in the Pledge Agreement:

(a)           absent only acts or omissions of the Maker constituting actual fraud against the Payee, neither the Maker, the Maker nor any officer, director, shareholder, employee, agent or consultant of the Maker, or any other person shall have any personal liability or obligation to the Payee pursuant to this Note; and

(b)           except for such Pledged Securities and the proceeds thereof which shall be subject to the Pledge Agreement referred to in Section 8 below, none of the assets or properties of the Maker, or any officer, director, shareholder, employee, agent or consultant of the Maker, or any other person (including without limitation any portion of the ordinary shares of the Maker owned by its existing shareholders or their transferees) shall be subject to any claims, attachments, liens, security interests or rights in favor of the Maker to secure payment of this Note.

5.           Payment on Maturity Date: Mandatory Prepayments.

(a)           The entire outstanding principal amount and accrued and unpaid interest under this Note shall be due and payable in full on the Maturity Date.

(b)           Notwithstanding the foregoing, if, at any time or from time to time prior to the Maturity Date the Maker shall either (i) issue and sell for cash consideration, any equity or debt securities of the Maker prior to the Maturity Date, or (ii) receive cash consideration from the exercise of outstanding warrants to purchase ordinary shares of the Maker, then and in either case, the Maker must remit to the Payee all of the net proceeds (after deduction and payment of all selling commissions and offering expenses) received by the Maker from any such sale, transfer or exercise in order to prepay, in whole or in part, all or an applicable portion of the then outstanding principal amount  of this Note.

6.           Delivery of Pledged Securities; Cancellation of Note.

(a)           On each occasion that the outstanding principal amount of this Note is prepaid in part and reduced or paid in full, in accordance with the provisions of Section 5(b) above, a corresponding amount of the Pledged Securities (valued (i) as to any of the Class A Common Shares of the Payee held under the Pledge Agreement at $2.25 per share, and (ii) as to any of the shares of Series A Preferred Shares of the Payee held under the Pledge Agreement, at the $10.00 per share purchase price) shall be released from the Pledge Agreement by the “Collateral Agent” (as defined in the Pledge Agreement) and delivered  to the Maker, free and clear of all liens, claims and encumbrances created by such Pledge Agreement.

(b)           In the event and to the extent that this Note shall not have been paid in full by the Maturity Date (unless such Maturity Date shall be extended in writing by the Payee), the amount of the Pledged Securities then being held under the terms of the Pledge Agreement which are not then subject to release and delivery to the Purchaser pursuant to Section 6(a) above), shall be returned to the Payee for cancellation and, simultaneous with such return, this Note shall cancelled and shall be returned by the Collateral Agent to the Maker.

7.         Event of Default.  The occurrence and continuation of any of the following events shall constitute an Event of Default under this Note.

(a)           the failure of the Maker to pay the principal amount of this Note, within ten (10) Business Days of the date when such payment(s) shall be due, in accordance with Section 6 above and under the Pledge Agreement referred to below;

(b)           if the Maker defaults in the performance of any material term, condition or covenant contained in Pledge Agreement, and fails to fully cure such default within ten (10) Business Days after the occurrence of the Maker’s default ; or

(c)           if the Maker has breached in any material respect of any of its material representations or warranties contained in the Purchase Agreement or the Merger Agreement; or

(d)           if the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of the Maker or its assets or property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, assignment, arrangement or winding-up, or composition or readjustment of debts, or (v) have a petition filed against it in an involuntary case under the U.S. Bankruptcy Code.

If any Event of Default occurs and is continuing, then and in every such case the Payee may declare the principal of this Note to be due and payable immediately, by a notice in writing to the Maker, and upon any such declaration such amounts shall become due and payable immediately without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker.

8.           Security.  As a material inducement to the Payee to loan the principal amount of this Note to the Maker on the date hereof, the Maker hereby pledges to the Payee, and its successors, endorsees, transferees or assigns, and grants the Payee a first priority lien and security interest in and to certain of the Class A Common Shares and/or Series A Preferred Shares of the Payee owned of record and beneficially by the Maker (collectively, the “Pledged Securities”) in the amounts specified the pledge agreement between the Maker and the Payee in the form of Exhibit A annexed hereto and made a part hereof (the “Pledge Agreement”).

9.           Title and Ownership of the Pledged Securities.  All right, title and legal ownership to the Pledged Securities will remain with the Maker at all times until the date of delivery of the Pledged Securities by the Collateral Agent in accordance with Section 6 of this Note and the Pledge Agreement.

10.           Choice of Law: Venue and Jurisdiction. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of New York. The exclusive venue and/or jurisdiction for any proceeding which may be brought in connection with this Note shall be any federal and state court located in Los Angeles County, Los Angeles, California and each of the parties hereto irrevocably consents to such venue and/or jurisdiction.

11.           Miscellaneous Provisions.

(a)           This Note may not be amended or modified, and revision hereto shall not be effective, except by an instrument in writing executed by Maker and Payee.

(b)           Any and all notices, demands or requests required or permitted to be given under this Note shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time to-time designate by written notice, given in accordance with the terms of this Section. A party may change its address for notification purposes by giving the other parties notice in accordance with the terms of this Section 10(b) of the new address and the date upon which it shall become effective.

(c)           The Maker hereby waive presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of the Maker hereunder, the Payee may extend the time for payment of any amount due hereunder and release any party liable hereunder without in any other way affecting the liability and obligation of the Maker.

(d)           Headings at the beginning of each numbered Section of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

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IN WITNESS WHEREOF, Maker have executed this Note as of the date first set forth above.

ASIA SPECIAL SITUATION ACQUISITION CORP. By: __________________________ Dr. Gary T. Hirst, President